PROMISSORY NOTE

ABSS, Corp. (ABSS) has entered into a settlement agreement with Communications Holding Corp. (CHC) having an effective date of September 2, 2003. CHC, the holder of a $960,000 judgement against ABSS has agreed to settle this judgement for the amount of 4,000,000 shares of restricted common stock and $200,000 note payable earning seven percent interest (7.0%) per annum, with principal and interest due on September 3, 2004.

Agreed to by:

/s/ Alan Lew
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ABSS, Corp.
Director

/s/  Andre Todd
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Communications Holding Corp.
President